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                                                                  Exhibit 10.49


                         RECKSON ASSOCIATES REALTY CORP.
                        CHANGE-IN-CONTROL BONUS AGREEMENT

         WHEREAS, Scott H. Rechler (the "Executive") is an executive officer or key employee of Reckson Associates Realty Corp. (the "Company") or one of its Affiliates;

         WHEREAS, the Executive has received an award of LTIP OP Units (the "LTIP OP Units") pursuant to the Long-Term Incentive Plan OP Unit Award Agreement, dated as of March 11, 2005 between Executive, the Company and Reckson Operating Partnership, L.P. (the "LTIP Award Agreement"); and

         WHEREAS, the Company desires to provide the Executive with an additional incentive in the event that a Change-in-Control occurs prior to the Termination Date (as defined herein) and prior to the complete book-up of the LTIP OP Units, under the circumstances described herein, which would adversely affect the Executive by denying him the intended benefit of the LTIP OP Units awarded.

         NOW, THEREFORE, the Company and the Executive hereby agree as follows:

         1. Change-in-Control Bonus:

         (a) In the event the LTIP OP Units held by the Executive are redeemed or otherwise cashed-out in connection with the occurrence of a Change-in-Control, the Executive shall be entitled to receive from the Company a cash bonus determined as follow:

                  A = (B minus C), multiplied by D, where:

                  A equals the amount of the cash bonus to be paid to the Executive by the Company;

                  B equals the per OPU consideration received by a holder of an OPU in connection with the Change-in-Control;

                  C equals the per vested LTIP OP Unit consideration received by the Executive in connection with the Change-in-Control (but in no event shall C be greater than B); and

                  D equals the number of vested LTIP OP Units held by the Executive (including LTIP OP Units that become vested as a result of the Change-in-Control in accordance with the LTIP Award Agreement) that are redeemed or otherwise cashed-out in connection with the Change-in-Control.

For example, if Executive holds 100 LTIP OP Units, all 100 LTIP OP Units are vested or become vested in connection with the Change-in-Control, such LTIP OP Units are cashed-out in connection with a Change-in-Control for $5 per LTIP OP Unit as a result of a less-than-complete book-up thereof, and the OPU are cashed-out for $7 per OPU, then Executive will be entitled to receive a cash bonus of $200 hereunder ($7 minus $5, multiplied by 100).

         (b) Said amount shall be payable in a lump sum no later than 31 days following the date or dates the vested LTIP OP Units held by the Executive are redeemed or otherwise cashed-out in connection with the Change-in-Control.


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         (c) Amounts payable pursuant to this Agreement are intended to supplement the Executive's change-in-control and other compensation under the circumstances described herein.

         2. Term. This Agreement shall terminate upon the earlier of (a) the date on which the Executive no longer holds LTIP OP Units, other than as a result of the redemption or other cash-out of such LTIP OP Units in connection with the occurrence of a Change-in-Control, or (b) the payment of all amounts owed hereunder to the Executive, or (c) the sixth anniversary of the date of this Agreement (the "Termination Date").

         3. Governing Law. This Agreement is made under, and will be construed in accordance with, the laws of the State of New York, without giving effect to the principle of conflict of laws of such State.

         4. Transferability. This Agreement is personal to the Executive, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

         5. Amendment. The Executive acknowledges that this Agreement may be amended or canceled by the Company for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall adversely affect the Executive's rights under this Agreement without the Executive's written consent.

         6. No Obligation to Continue Employment. Neither the Company nor any Affiliate is obligated by or as a result of this Agreement to continue the Executive in employment and this Agreement shall not interfere in any way with the right of the Company or any Affiliate to terminate the employment of the Executive at any time.

         7. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Executive for income tax purposes or subject to Federal Insurance Contributions Act withholding with respect to any award under this Agreement, such Executive will pay to the Company or, if appropriate, any of its Affiliates, or make arrangements satisfactory to the Company's Board of Directors regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Executive.

         8. Successors and Assigns. This Agreement shall be binding upon the Company's successors and assigns, whether or not this Agreement is expressly assumed.

         9. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the LTIP Award Agreement.

                            [signature page follows]



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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

                              RECKSON ASSOCIATES REALTY CORP.




                              By: /s/ Jason Barnett
                                  --------------------------------------
                                  Name:  Jason Barnett
                                  Title: Executive Vice President and General
                                         Counsel




                                  /s/ Scott Rechler
                                  --------------------------------------
                                  Name: Scott Rechler


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